SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )

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☒ Definitive Proxy Statement
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First United Corporation
(Name of Registrant as Specified in Its Charter)

N/A
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March 27, 2009

To Our Shareholders:

On behalf of the Board of Directors and the whole First United Team, I cordially invite you to attend the Annual Meeting of Shareholders to be held on Thursday, May 14, 2009, at 10:00 a.m., at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541.  The notice of meeting and proxy statement accompanying this letter describe the specific matters to be acted upon.  In addition, there will be a report on the progress of your Corporation.

Your vote on the matters to be acted upon at the Annual Meeting is important, regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented.  To ensure that your shares are represented, I urge you to execute and return the enclosed Proxy Card or to submit your Proxy by telephone or Internet promptly.  If you attend the meeting, you may withdraw your Proxy and vote in person, if you so desire.

There will be a reception with light refreshments immediately following the meeting for all registered shareholders.  I look forward to seeing you there.

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders on the Internet.  We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Sincerely yours,

WILLIAM B. GRANT
Chairman of the Board &
Chief Executive Officer

P.O. Box 9  Oakland, MD 21550-0009  Telephone 888-692-2654

FIRST UNITED CORPORATION
19 South Second Street
P.O. Box 9
Oakland, Maryland 21550-0009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 27, 2009

To Shareholders of First United Corporation:

Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the “Corporation”) will be held at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541.  The meeting is scheduled for:

THURSDAY, MAY 14, 2009, at 10:00 a.m.

The purposes of the meeting are:

1.
To vote on the election of the four (4) Director nominees named in the attached Proxy Statement and form of Proxy to serve on the Board of Directors until the 2012 Annual Meeting of Shareholders and until the election and qualification of their successors.

2.	To ratify the appointment of Beard Miller Company LLP as the Corporation’s independent auditors for fiscal year 2009.

3.	To consider and approve a non-binding advisory vote on the Corporation’s executive compensation program and policies; and

4.	To transact such other business as may be properly brought before the meeting or any adjournment thereof.

The Board of Directors has fixed February 23, 2009 as the record date for purposes of determining shareholders who are entitled to notice of and to vote at the Annual Meeting of Shareholders.

Anyone acting as proxy agent for a shareholder must present a Proxy that has been properly executed by the shareholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Corporation’s Amended and Restated Bylaws, as amended.

By order of the Board of Directors

ROBERT W. KURTZ
Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST UNITED CORPORATION
19 South Second Street
P.O. Box 9
Oakland, Maryland 21550-0009
(800) 470-4356

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First United Corporation (the “Corporation”) of the accompanying Proxy to be voted at the Annual Meeting of Shareholders to be held on May 14, 2009, at 10:00 a.m. at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541, and any adjournment or postponements thereof.  The cost of soliciting proxies will be borne by the Corporation.  In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Corporation personally or by telephone, telegraph or facsimile.  No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies.  The Corporation may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals.  The approximate date on which this Proxy Statement and the related Proxy Card will be sent or given to shareholders is March 27, 2009.

OUTSTANDING SHARES AND VOTING RIGHTS

Shareholders of record at the close of business on February 23, 2009 (the “Record Date”) of issued and outstanding shares of the Corporation’s common stock, par value $.01 per share (“Common Stock”), are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, the number of issued and outstanding shares of Common Stock entitled to vote is 6,122,411, each of which is entitled to one vote.

The presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum.  Each matter to be acted upon by shareholders is decided by a majority of all votes cast at the Annual Meeting on that matter.  The withholding of a vote for a Director nominee will constitute a vote against that nominee, but a broker non-vote with respect to the election of Directors will have no impact on the outcome of that vote. Abstentions and broker non-votes with respect to any other proposal will have no impact on the outcome of the vote.  A withheld vote, an abstention and a broker non-vote will each be counted for purposes of determining whether a quorum is present for the transaction of business.

All properly executed Proxies received pursuant to this solicitation will be voted as directed by the shareholders in their Proxies.  If no direction is given in your Proxy, your shares will be voted FOR ALL NOMINEES named in Proposal 1, FOR ratification of appointment of the Corporation’s independent auditors named in Proposal 2, FOR approval of the Corporation’s executive compensation as described in the non-binding advisory Proposal 3, and in the discretion of the proxies as to any other matters that may properly come before the meeting.

Proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised.  Revocation may be accomplished by:  (i) the execution of a later dated Proxy; (ii) the execution of a later casted Internet or telephone vote with regard to the same shares; (iii) giving written notice to Robert W. Kurtz, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009; or (iv) giving written notice to the Secretary in person at the 2009 Annual Meeting.  Any shareholder who attends the 2009 Annual Meeting and revokes his/her proxy may vote in person.  However, attendance by a shareholder at the 2009 Annual Meeting alone will not have the effect of revoking a shareholder’s validly executed Proxy.

Methods of Voting

Shareholders may vote on matters that are properly presented at the 2009 Annual Meeting in four ways:

•	By completing the accompanying form of Proxy and returning it in the envelope provided;
•	By submitting your vote telephonically;
•	By submitting your vote electronically via the Internet; or
•	By attending the 2009 Annual Meeting and casting your vote in person.

For the 2009 Annual Meeting, the Corporation is offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone.  Instead of submitting the accompanying Proxy by mail, shareholders may vote by telephone or via the Internet by following the procedures described on the enclosed Proxy Card.  To vote via telephone or the Internet, please have the accompanying Proxy in hand, and call the number or go to the website listed on the Proxy and follow the instructions.  The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.  Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2009

This Proxy Statement, the accompanying form of Proxy, and the Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K for the year ended December 31, 2008) are available at http://www.stocktrans.com/eproxy/firstunited2009.  Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Corporation to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Corporation’s Directors, Director nominees and named executive officers (as defined below under “REMUNERATION OF EXECUTIVE OFFICERS”); and (iii) all Directors, Director nominees and executive officers of the Corporation as a group.  Generally, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights).  Except as otherwise noted, the address of each person named below is the address of the Corporation.

	Common Stock Beneficially Owned		Percentage of Outstanding Common Stock
Directors, Nominees and Named Executive Officers:
David J. Beachy	6,873		.11%
M. Kathryn Burkey	3,890	(1)	.06%
Faye E. Cannon	2,477		.04%
Paul Cox, Jr.	2,358		.04%
William B. Grant	9,954	(2)	.16%
Robin E. Murray.	713	(3)	.01%
Raymond F. Hinkle	5,951	(4)	.10%
Robert W. Kurtz	2,318	(5)	.04%
Steven M. Lantz	1,814	(6)	.03%
John W. McCullough	5,830		.10%
Elaine L. McDonald	6,900	(7)	.11%
Donald E. Moran	134,031	(8)	2.19%
Carissa L. Rodeheaver	1,068	(9)	.02%
Gary R. Ruddell	1,798		.03%
I. Robert Rudy	33,353	(10)	.54%
Richard G. Stanton	14,745	(11)	.24%
Robert G. Stuck	3,981		.07%
H. Andrew Walls, III	317		.01%

Directors & Executive Officers as a Group (22 persons)	260,279		4.25%

5% Beneficial Owners:
Firstoak & Company	362,222	(12)	5.92%
P.O. Box 557
Oakland, Maryland 21550

United States Department of the Treasury	326,323	(13)	5.33%
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220

Total	948,824		15.50%

(1)	Includes 243 shares owned by spouse.
(2)
Includes 6,366 shares owned jointly with spouse, 6 shares owned jointly with daughter, 218 shares owned by son, 5 shares owned by daughter, 2,425 shares held in a 401(k) plan account, 377 shares owned by spouse’s IRA, and 203 shares owned by spouse and daughter.

(3)	Includes 139 shares owned jointly with spouse and 574 shares held in a 401(k) plan account.
(4)	Includes 5,584 shares owned jointly with spouse.
(5)	Includes 2,295 shares held in a 401(k) plan account.
(6)	Includes 254 shares owned jointly with spouse, 6 shares owned by son and 1,130 shares held in a 401(k) plan account.
(7)	Includes 230 shares held by spouse’s IRA and includes 1,000 shares held by Grantor Trust of which Ms. McDonald is trustee and beneficiary, which shares are pledged to secure a line of credit.
(8)	Includes 86,593 shares owned by daughters over which Mr. Moran has shared investment discretion and 25,000 shares owned by spouse.
(9)	Includes 262 shares held jointly with spouse, 16 shares held by spouse for benefit of a minor child and 790 shares held in a 401(k) plan account.
(10)	Includes 837 shares owned jointly with spouse, 6,299 shares owned by spouse, 4,058 shares owned by daughters, 15,575 shares owned by I.R. Rudy’s, Inc. of which Mr. Rudy is owner.
(11)	Includes 9,008 shares owned jointly with spouse and 1,619 shares held in spouse’s IRA.
(12)
Shares held in the name of Firstoak & Company, as nominee, are administered by the Trust Department of First United Bank & Trust in a fiduciary capacity.  Firstoak & Company disclaims beneficial ownership of such shares.

(13)
Amount represents shares subject to an immediately exercisable common stock purchase warrant issued to Treasury in connection with the Corporation’s participation in Treasury’s Capital Purchase Program.

ELECTION OF DIRECTORS (PROPOSAL 1)

The number of Directors constituting the Board of Directors is currently set at 15.  Directors are divided into three classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office.  Each Director is elected to hold office for a term of three years, and the terms of one class of Directors expire each year.  The terms of Class II Directors expire this year, the terms of Class III Directors expire in 2010, and the terms of Class I Directors expire in 2011.  In all cases, Directors are elected until their successors are duly elected and qualify.

Shareholders are being asked to vote for a total of four (4) Director nominees at this year’s Annual Meeting.  Each of the current Class II Directors is standing for re-election.  All Class II Directors were previously elected by shareholders.

No Director or nominee holds any directorship in any other public company.  All current Directors serve on the board of directors of First United Bank & Trust (the “Bank”), the Corporation’s wholly-owned subsidiary.  The Corporation’s Chief Executive Officer (“CEO”) is a Class I Director, and the Corporation’s President and Chief Risk Officer (“CRO”) is a Class II Director.

The following table provides information about the Director nominees, including their ages as of the Record Date, their principal occupations and business experience, and certain other information.  In the event a nominee declines or is unable to serve as a Director, which is not anticipated, the proxies will vote in their discretion with respect to a substitute nominee named by the Board.

Nominees for Class II (terms expire in 2012):

		Occupation	Director
Name	Age	During Past Five Years	Since

Robert W. Kurtz	62	President, Chief Risk Officer, Secretary, and Treasurer of the Corporation and the Bank; director, Secretary and Treasurer of OakFirst Loan Center, Inc. and OakFirst Loan Center, LLC.	1990

Elaine L. McDonald	60	Realtor, Long & Foster Realtors.	1995

Donald E. Moran	78	Acting President, General Manager, Secretary and Treasurer, Moran Coal Corporation.	1988

Gary R. Ruddell	61	President, Total Biz Fulfillment, provides business services; Member, Gary R. Ruddell LLC, commercial real estate; Member, MSG Glendale Properties LLC, residential real estate.	2004

The Board of Directors recommends that shareholders vote FOR all Director nominees named above.

Information about the Directors whose terms do not expire in 2009, including their ages as of the Record Date, and their principal occupations and business experience for the past five years is listed in the tables below.

Class III Directors (term expires in 2010):

		Occupation	Director
Name	Age	During Past Five Years	Since

M. Kathryn Burkey	58	Certified Public Accountant, Owner, M. Kathryn Burkey, CPA	2005

I. Robert Rudy	56	President, Rudy’s Inc., Retail Apparel and Sporting Goods.	1992

Richard G. Stanton	69	Retired. Served as Chairman, President and Chief Executive Officer of First United Corporation and First United Bank & Trust until 1996.	1985

Robert G. Stuck	62	Vice President, Oakview Motors, Inc. - Retired. Realtor, Long & Foster Real Estate, Inc.	1995

H. Andrew Walls, III	48	President, Morgantown Printing & Binding; Member, MEGBA, LLC.	2006

Nominees for Class I (term expires in 2011):

		Occupation	Director
Name	Age	During Past Five Years	Since

David J. Beachy	68	Fred E. Beachy Lumber Co., Inc. Building Supplies – Retired.	1985

Faye E. Cannon	59	Consultant, Director of Dan Ryan Builders, Inc; Former Chief Executive Officer and President of F & M Bancorp, Frederick, Maryland – Retired.	2004

Paul Cox, Jr.	69	Owner, Professional Tax Service.	1993

William B. Grant	55	Chairman of the Board, CEO First United Corporation and First United Bank & Trust.	1995

John W. McCullough	59	Certified Public Accountant. Retired in 1999 as Partner of Ernst & Young, LLP.	2004

Family Relationships Among Directors, Nominees and Executive Officers

Director nominee I. Robert Rudy and Senior Vice President Jeannette R. Fitzwater are siblings.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, an Asset and Liability Management Committee, an Executive Committee, a Strategic Planning Committee, a Compensation Committee, and a Nominating and Governance Committee (the “Nominating Committee”). These committees are discussed below.

Audit Committee – The Audit Committee is established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consists of M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., Raymond F. Hinkle, John W. McCullough, Elaine L. McDonald, Richard G. Stanton, and Robert G. Stuck.  The committee is responsible for the hiring, compensation and oversight of the Corporation’s independent auditors, and it also assists the Board in monitoring the integrity of the financial statements, in monitoring the performance of the Corporation’s internal audit function, and in monitoring the Corporation’s compliance with legal and regulatory requirements.  The Board has determined that all audit committee members are financially literate and that Ms. Burkey, Ms. Cannon, and Messrs. McCullough and Stanton each qualify as an “audit committee financial expert” as that term is defined by Item 407 of the SEC’s Regulation S-K.  This committee met five times in 2008.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Corporation’s website at www.mybankfirstunited.com.

Asset and Liability Management Committee – The Asset and Liability Management Committee consists of M. Kathryn Burkey, William B. Grant, Robert W. Kurtz, John W. McCullough, Donald E. Moran, Gary R. Ruddell, I. Robert Rudy, Richard G. Stanton, and Robert G. Stuck.  The committee reviews and recommends changes to the Corporation’s Asset and Liability, Investment, Liquidity, and Capital Plans. This committee met four times in 2008.

Executive Committee – The Executive Committee consists of David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, William B. Grant, Robert W. Kurtz, Elaine L. McDonald, Gary R. Ruddell, Robert G. Stuck, and H. Andrew Walls, III.  The committee is responsible for reviewing and recommending changes to the Corporation’s Insurance Program, overseeing compliance with the Corporation’s Bylaws and Articles of Incorporation, monitoring the performance of the Corporation and its subsidiaries, and recommending changes to the personnel policies of the Corporation and its subsidiaries.  The Executive Committee is empowered to act on behalf of the full Board between meetings of the Board.  This committee did not meet in 2008.

Strategic Planning Committee – The Strategic Planning Committee consists of David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., William B. Grant, Raymond F. Hinkle, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, Donald E. Moran, Gary R. Ruddell, I. Robert Rudy, Richard G. Stanton and Robert G. Stuck.  The committee focuses on long-term planning to insure that management’s decisions take into account the future operating environment, the development of corporate statements of policy, and review of management’s internal and external information and communications systems.  This committee met two times in 2008.

Compensation Committee – The Compensation Committee, which met seven times in 2008, consists of David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., Raymond F. Hinkle, Elaine L. McDonald, Donald E. Moran, and Robert G. Stuck.  The committee is responsible for recommending to the Board a compensation policy for the executive officers and directors of the Corporation and its subsidiaries, overseeing the Corporation’s various compensation plans, and recommending changes for executive and Director compensation.  The committee determines executive compensation pursuant to the principles discussed below under “Compensation Disclosure and Analysis” and determines Director compensation by reviewing peer group comparison reports prepared by compensation consultants.  The Board passes on and, where appropriate, approves or ratifies all committee recommendations. The Compensation Committee has adopted a written charter, a copy of which is available on the Corporation’s website at www.mybankfirstunited.com.

Nominating and Governance Committee – The Nominating Committee consists of David J. Beachy, Paul Cox, Jr., Raymond F. Hinkle, John W. McCullough, Donald E. Moran, I. Robert Rudy, Richard G. Stanton, and H. Andrew Walls, III.  The committee is responsible for developing qualification criteria for Directors, reviewing Director candidates recommended by shareholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening individuals qualified to become Directors, recommending to the Board those candidates who should be nominated to serve as Directors, and developing and recommending to the Board the Corporate Governance Guidelines applicable to the Corporation and its subsidiaries.

This Committee met one time in 2008.   The Nominating Committee has a written charter, a copy of which is available on the Corporation’s website at www.mybankfirstunited.com.

Director Independence

Pursuant to Rule 4350(c) of The NASDAQ Stock Market Rules (the “NASDAQ Rules”), a majority of the Corporation’s Directors must be “independent directors” as that term is defined by NASDAQ Rule 4200(a)(15).  The Corporation’s Board of Directors has determined that David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., Raymond F. Hinkle, John W. McCullough, Elaine L. McDonald, Donald E. Moran, Gary R. Ruddell, Richard G. Stanton, and Robert G. Stuck. are “independent directors”, and these independent Directors constitute a majority of the Corporation’s Board of Directors.  The members of the Compensation Committee and of the Nominating Committee are each an “independent director”.  Each member of the Audit Committee satisfies the independence requirements of NASDAQ Rule 4350(d)(2).  In making these independence determinations, the Board, in addition to the transactions described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”, considered the Bank’s purchase of goods from a retailer affiliated with Ms. Burkey.

Director Compensation

The following table provides information about compensation paid to or earned by the Corporation’s Directors during 2008 who were not named executive officers (as defined below).  Messrs. Grant and Kurtz do not receive director compensation.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
David J. Beachy	27,600	4,990	-	-	32,590
M. Kathryn Burkey	26,600	4,990	-	450	32,040
Faye E. Cannon	30,200	4,990	-	700	35,890
Paul Cox, Jr.	27,500	4,990	-	850	36,040
Raymond F. Hinkle	27,600	4,990	-	400	32,890
John W. McCullough	31,700	4,990	-	-	32,590
Elaine L. McDonald	21,900	4,990	-	-	36,690
Donald E. Moran	25,300	4,990	-	275	27,165
Gary R. Ruddell	30,290	4,990	-	-	30,290
Karen F. Myers (3)	19,900	4,990	-	-	24,890
I. Robert Rudy	24,050	4,990	-	-	29,040
Richard G. Stanton	28,400	4,990	-	-	33,390
Robert G. Stuck	29,800	4,990	-	-	34,790
H. Andrew Walls, III	26,000	4,990	-	375	31,365

(1)
Amounts relate to the grant of 267 fully-vested shares of Common Stock to each non-employee director in 2008 and reflect the dollar amount recognized for financial statement reporting purposes during 2008 in accordance with Statement of Financial Accounting Standards No. 123R, “Accounting for Share-based Payments”.  See Note 1 to the consolidated audited financial statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.  The grant date fair value of these awards was $68,863.  No other equity awards were outstanding as of December 31, 2008.

(2)	Certain Directors are required to travel significantly greater distances than others to attend Board and committee meetings. The amounts shown include a travel allowance paid to these Directors.
(3)	Ms. Myers resigned from the Board on October 10, 2008.

Directors who are not employees of the Corporation or the Bank receive $400 for attending each meeting of the Corporation’s Board and $400 for attending each meeting of a committee on which the Director serves.  Outside Directors also receive an annual retainer fee of $10,000.  The Chairperson of each of the Audit Committee (Mr. McCullough), Compensation Committee (Ms. McDonald) and Nominating Committee (Mr. Moran) receives an additional annual retainer of $2,500.  All Directors also serve on the board of directors of the Bank.  Outside directors of the Bank receive $400 for attending each meeting of the Bank’s Board and $300 for attending each meeting of a Bank Board committee on which the director serves.  All Directors are permitted to participate in the Corporation’s non-qualified Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”).  The material terms of the Deferred Compensation Plan are discussed below under the heading “COMPENSATION DISCUSSION AND ANALYSIS”.

Attendance at Board Meetings

The Board of Directors held 10 Board meetings in 2008.  Each Director who served as such during 2008 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

Director Recommendations and Nominations

The Nominating Committee will from time to time review and consider candidates recommended by shareholders.  Shareholder recommendations should be labeled “Recommendation of Director Candidate” and be submitted in writing to:  Robert W. Kurtz, Corporate Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of the Corporation’s capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, (v) the number of shares of the Corporation’s capital stock beneficially owned by the candidate; and (iv) the candidate’s written consent to be considered as a candidate.   Such recommendation must be received by the Corporate Secretary no less than 150 days nor more than 180 days before the date of the Annual Meeting of Shareholders for which the candidate is being recommended.  For purposes of this requirement, the date of the meeting shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year.

Candidates may come to the attention of the Nominating Committee from current Directors, executive officers, shareholders, or other persons.  The Nominating Committee periodically reviews its list of candidates available to fill Board vacancies and researches the talent, skills, expertise, and general background of these candidates.  In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board.

In 2003, the Corporation created an “advisory council” consisting of local business owners in each of the geographic regions that we serve.  The primary purpose of the advisory council is to tap the knowledge and experience of the advisory council members to better market in, expand into and serve our market areas.  From time to time, promising Director candidates come to the attention of the Nominating Committee through their service on the advisory council, although such service is not a requirement of being considered for nomination.  A person is typically appointed to the advisory council by the Board after being nominated by a Director, a member of our management team, or another advisory council member.

Whether recommended by a shareholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board.  The Nominating Committee’s goal in selecting nominees is to identify persons that possess complimentary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness.  A candidate, whether recommended by a Corporation shareholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance.  Certain Board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Corporation.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating Committee or nominated by the Board of Directors.  A shareholder who is entitled to vote for the election of Directors and who desires to nominate a candidate for election to be voted on at a Meeting of Shareholders may do so only in accordance with Section 4 of Article II of the Corporation’s Amended and Restated Bylaws, which provides that a shareholder may nominate a Director candidate by written notice to the Chairman of the Board or the President not less than 150 days nor more than 180 days prior to the date of the meeting of shareholders called for the election of Directors which, for purposes of this requirement, shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year.  Such notice shall contain the following information to the extent known by the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for Director; and (g) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, including the outside Directors, by sending a letter to First United Corporation Board of Directors, c/o Robert W. Kurtz, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland, 21550.  The Secretary will deliver all shareholder communications directly to the Board of Directors for consideration.

The Corporation believes that the Annual Meeting of Shareholders is an opportunity for shareholders to communicate directly with Directors and, accordingly, expects that all Directors will attend each Annual Meeting of Shareholders.  If you would like an opportunity to discuss issues directly with our Directors, please consider attending this year’s Annual Meeting of Shareholders.  The 2008 Annual Meeting of Shareholders was attended by 13 persons who served on the Board of Directors as of the date of that meeting.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2008 with the Corporation’s management; (ii) discussed with Beard Miller Company LLP, the Corporation’s independent auditors, all matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board; and (iii) received the written disclosures and the letter from Beard Miller Company LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), and has discussed with Beard Miller Company LLP its independence.  The Committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.  Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2008 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

By:	AUDIT COMMITTEE

M. Kathryn Burkey
Faye E. Cannon
Paul Cox, Jr.
Raymond F. Hinkle
John W. McCullough
Elaine L. McDonald
Richard G. Stanton
Robert G. Stuck

EXECUTIVE OFFICERS

Information about the Corporation’s executive officers is set forth below.  All officers are elected annually by the Board of Directors and hold office at its pleasure.  Unless indicated otherwise, officers serve in the same capacities for the Corporation and the Bank.

William B. Grant, age 55, serves as Chairman of the Board and CEO.  Mr. Grant has been Chairman of the Board and CEO since 1996.  Prior to holding these positions, he served as Secretary and Executive Vice President.

Robert W. Kurtz, age 62, serves as a Director and as the President, CRO, Secretary, and Treasurer.  Mr. Kurtz has been a Director since 1990 and has served as President, Secretary, and Treasurer since 1997.  Mr. Kurtz served as Chief Financial Officer (“CFO”) from 1997 to December 31, 2005.  Prior to holding these positions, he served as Chief Operating Officer and Executive Vice President.

Jeannette R. Fitzwater, age 48, serves as Senior Vice President and Director of Human Resources.  Ms. Fitzwater was appointed to these positions in 1997.  Prior to this time, she served as First Vice President, Director of Marketing, and Regional Sales Manager of the Bank.

Eugene D. Helbig, Jr., age 56, serves as Senior Vice President and Senior Trust Officer.  Mr. Helbig was appointed Senior Vice President in 1997 and Senior Trust Officer in 1993.  Prior to serving in these capacities, he served as First Vice President of the Bank.

Steven M. Lantz, age 51, serves as Senior Vice President and Director of Lending.  Mr. Lantz was appointed to these positions in 1997. Prior to this time, he served as First Vice President and Commercial Services Manager of the Bank.

Robin M. Murray, age 50, serves as Senior Vice President and Director of Retail Banking.  Ms. Murray was appointed to this position in 2006.  From 1997 until 2006, she served as the Bank’s Vice President & Director of Marketing and Retail Sales and Marketing Retail Service Manager.

Carissa L. Rodeheaver, age 42, serves as Executive Vice President and CFO.  Ms. Rodeheaver, who is a Certified Public Accountant and Certified Financial Planner, was appointed CFO on January 1, 2006 and Executive Vice President on March 19, 2008.  Prior to this time, Ms. Rodeheaver served as Vice President and Trust Department Sales Manager of the Bank from 2000 to 2004 and Vice President and Assistant Chief Financial Officer of the Corporation from 2004 to December 31, 2005.  In addition to her service with the Corporation, Ms. Rodeheaver owns and operates Country Treasures, an unincorporated retail seller of home furnishings and décor, Rodeheaver Rentals, an unincorporated entity that owns and leases commercial and residential real property, and several residential apartments that she leases to tenants.

Jason Rush, age 37, serves as a Senior Vice President and Director of Operations & Support.  Mr. Rush has been employed by the First United organization since October of 1993.  Prior to his current position, Mr. Rush served as Vice President, Director of Operations & Support since March 2006, and before that as Vice President and Regional Manager/Community Office Manager from January 2005 to February 2006; Vice President and Community Office Manager/Manager of Cash Management from May 2004 to December 2004; Assistant Vice President and Community Office Manager from April 2001 to April 2004; Community Office Manager from August 1998 to April, 2001; Customer Service Officer from March 1997 to July 1998; Assistant Compliance Officer from July 1995 to February 1997; and Management Trainee from October 1993 to July 1995.  Mr. Rush also serves as the Treasurer of Rush Services, Inc., a family-owned business in which he has no ownership interest.  He also participates with his brother in farming and land investment.

Frederick A. Thayer, IV, age 50, serves as Senior Vice President and Director of Marketing and Strategic Planning.  Mr. Thayer was appointed to this position in 2006.  Prior to this time, Mr. Thayer served as Senior Vice President, Director of Sales, and CRA Officer, First Vice President, Regional Executive Officer and Regional Sales Manager of the Bank.

COMPENSATION DISCUSSION AND ANALYSIS

Both the Corporation and the Bank maintain various compensation plans and arrangements for their respective employees.  All of the Corporation’s executive officers are also executive officers of the Bank.  Where appropriate, these plans and arrangements are structured to apply to employees of the consolidated group.  As used in the discussion that follows, the terms “we”, “us”, and “our” refer to First United Corporation and its consolidated subsidiaries unless the context clearly requires otherwise.

Overview of Compensation Philosophy and Objectives

The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that the Company maintains strong links between executive pay and performance.  Examples of procedures and actions that the Compensation Committee utilizes include:

•	Incorporates executive sessions (without management present) into all Compensation Committee meetings;
•	Utilizes an independent compensation consultant to advise on executive compensation issues;
•	Review and realign compensation structures based on targeting median competitive pay;
•	Review peer group performance comparisons;
•	Performs annual reviews for all executive officers;
•	Reviews and revises short-term incentive plan for members of executive management to insure payments are aligned with corporate performance; and
•	Monitors established parameters for the long-term incentive plan for members of executive management and insures the plan is aligned with shareholder interests.

Role of the Compensation Committee, Management and the Compensation Consultant

Role of the Compensation Committee

The Compensation Committee of the Corporation’s Board of Directors is composed of a minimum of three independent Directors and is appointed each year by the Corporation’s Board, considering the recommendation of the Nominating and Governance Committee, and the views of the Chairman of the Board and the CEO, as appropriate.  The duties of the Compensation Committee, which are detailed in its charter, are to oversee executive compensation and benefit plans and policies, administer cash-based incentive and equity-based plans, and annually review and recommend for approval by the Board all compensation decisions relating to the executive officers, including the Chairman and CEO, the CFO, and the other named executive officers.  The Compensation Committee submits its decisions regarding compensation to the independent Directors of the Board for approval or ratification.

Eight members of the Corporation’s Board of Directors sit on the Compensation Committee, each of whom is an independent director under the NASDAQ listing requirements.  The Compensation Committee meets throughout the year (seven times in 2008) and also takes action by written consent.  The Chair of the Compensation Committee reports on committee actions at meetings of the Company’s Board.

The Compensation Committee reviews all compensation components for the Company’s CEO and other executive officers, including base salary, annual incentive awards, equity grants, benefits and other perquisites.  In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise each executive’s total compensation package.  The Compensation Committee also examines all incentive compensation plans at least semi-annually to insure that such plans do not encourage employees to take unnecessary or excessive risks that threaten the Corporation’s value.

The Compensation Committee reviews CEO performance and makes decisions regarding the CEO’s compensation.  The CEO makes recommendations on other executives to the Compensation Committee who then reviews these recommendations and, if approved, submits such recommendations to the Board for ratification.   Input and data from the CEO, CFO, Human Resources and outside consultants and advisors are provided as a matter of practice and as requested.

The Compensation Committee has the authority and resources to obtain, independent of management, advice and assistance from internal and external legal, human resource, accounting or other experts, advisors, or consultants as it deems desirable or appropriate.

Role of the Compensation Consultant & Management

The Committee, utilizes the independent services of outside advisors and consultants throughout the year as they relate to executive compensation.  In 2008, the Compensation Committee engaged the services of Pearl Meyer & Partners (“PM&P”), an independent executive and board compensation consulting firm.  This consultant reported directly to the Compensation Committee.  The Compensation Committee may independently engage any advisors it needs for issues related to executive compensation and benefits.

The Compensation Committee engaged PM&P to conduct a comprehensive total compensation review for executives and directors in 2007.  The Compensation Committee relied on the consultant to provide ongoing advice, data and perspectives on market and best practices on issues related to executive and Board compensation during 2008.  This advice is requested and utilized as needed to support the Compensation Committee’s decisions and review processes.

The Compensation Committee occasionally requests one or more members of top management to be present at Compensation Committee meetings where executive compensation and corporate or individual performance are discussed and evaluated.  Executives are free to provide insight, suggestions or recommendations regarding executive compensation.  However, only Compensation Committee members are allowed to vote on decisions regarding executive compensation.

The Compensation Committee meets with the CEO to discuss his own performance and compensation package.  Decisions regarding his package are made solely based upon the Compensation Committee’s deliberations, as well as input from the compensation consultant, as requested by the Committee.  The Compensation Committee considers recommendations from the CEO, as well as input from the compensation consultant as requested, to make decisions regarding other executives.

Elements of Executive Compensation

In 2008, total annual compensation for  named executive officers consisted of base salary, annual cash incentive awards (Executive Pay for Performance Plan), equity grants (Long-Term Incentive Plan) and benefits (broad employee benefits and executive benefits).  The material terms and process for determining each form of compensation are described below.

Salary – Executive salaries are evaluated periodically by the Compensation Committee and are based upon an array of quantitative and qualitative factors including functional area management, contribution to  overall financial results, and leadership development.   In addition, a compensation study is completed each year to compare  executive salaries to the median salaries of a peer group consisting of financial institutions of similar size and within a designated geographic area.  The Compensation Committee also considers recommendations from the Chairman and CEO regarding salaries for those executives reporting directly to him.  Historical and prospective breakdowns of the salary history for each executive officer is provided to the Compensation Committee.  It is the Compensation Committee’s intention to set executive salaries at levels sufficient to attract and retain a strong, motivated leadership team.

Executive Pay for Performance Plan –The Executive Pay for Performance Plan (the “EPP”) is our annual cash incentive award program which rewards executives for our overall performance.  The EPP is designed to reward executives for team performance.  Performance goals for the EPP are established and approved each year by the Compensation Committee in conjunction with the budgetary approval process by the Board of Directors and are intended to reflect  core financial objectives.  These goals are functions of earnings per share, return on equity, operating income as a percentage of net revenue, efficiency ratio and growth in Community Oriented Business Owners (“COBO”) relationships.  Each executive has a target award which is defined as a percentage of base salary and reflects the executive’s management role and a comparison of his or her total compensation with comparable total compensation packages for similar positions within our peer group.  The award can be paid in part or in whole, depending upon which and to what extent the goals are achieved.  Each executive also has a threshold goal and a stretch goal that contemplate awards which are less than and greater than, respectively, the target award.  If actual performance is less than the threshold goal, then no award is paid.  If actual performance meets the threshold goal but does not meet the target, then a portion of the target award is paid.  If actual performance exceeds the target goal and meets the stretch goal, then an executive will receive more than the target payout, up to an established maximum.  The Compensation Committee has historically required that we achieve a minimum level of performance with respect to at least one goal as a condition to any award being paid.

The EPP provides for the claw-back of an award if the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation with any financial reporting requirement under applicable securities laws or applicable accounting principles.  In such case, each participant who received an award under the EPP is required to return to the Corporation his or her award to the extent the accounting restatement shows that a smaller award should have been paid; however, no participant or former participant is required to return any portion of any award to the extent it was paid more than three years prior to the date the Corporation determines that a restatement is required.  Additionally, if it is found that a participant willfully engaged or is willfully engaging in any activity that was or is injurious to the Corporation or its affiliates, then the participant is required to forfeit eligibility for an award for the plan year in which that determination is made.  If it is determined that the activity occurred during a plan year for which the participant received an award under the EPP, then, subject to any provision of the Corporation’s deferred compensation plan that does not permit the forfeiture of amounts deferred into such plan, the participant must return the award to the Corporation.

At year-end, the Compensation Committee reviews the Corporation’s performance for the year and makes a determination as to whether awards under the EPP are payable for the year.  If so, awards are paid in the first quarter of the following year.

Equity/Incentive Compensation – In 2008, the Compensation Committee adopted the Long-Term Incentive Program (the “LTIP”) as a sub-plan of the Corporation’s Omnibus Equity Compensation Plan that was adopted at the 2007 annual meeting of shareholders.  The purposes of the LTIP are to reward participants for increasing shareholder value of the Corporation, to align interests with shareholders, and to serve as a retention tool for key executives.   More specifically, the objectives of the LTIP are to:

•	Motivate and reward senior management for increasing long-term shareholder value.
•	Create a strong focus on pay-for-performance by ensuring that a significant portion of total compensation is subject to the risk of forfeiture if performance goals are not satisfied.
•	Position total compensation to be competitive with the market for meeting defined performance goals.
•	Enable us to attract and retain talent needed to drive its success.

The Compensation Committee believes that awards which vest based on our performance align the interests of executive officers with shareholder interests.  Accordingly, under the LTIP, a participant will receive an award of shares of performance-vesting stock (“Performance Shares”).  The value of the award is a specified percentage of the participant’s salary as of the date of the grant and reflects the executive’s management role.

For each grant, the Compensation Committee will establish a performance goal for a three-year performance period (the “Performance Period”), beginning January 1 of the year in which the grant is made, and the minimum threshold (stated as a percentage of the performance goal) that must be met for the award to vest.  The vesting is “all or nothing”, in that Performance Shares will vest only if the Corporation achieves the threshold goal and then only if the executive is employed by the Corporation on the vesting date, except for termination due to death, disability or retirement.  All Performance Shares will lapse unless the specified threshold is met.

Achievement of the threshold for a grant will be determined by the Compensation Committee after the Corporation files its Annual Report on Form 10-K containing audited financial statements for the last year of the Performance Period related to the grant.

Any unvested award will terminate and lapse in the event it is determined that a participant (i) knowingly participated in the altering, inflating, and/or inappropriate manipulation of performance or financial results of the Corporation for any fiscal year or (ii) willfully engaged in any activity injurious to the Corporation.  In addition, in the event of item (i), the participant must forfeit and return to the Corporation all Performance Shares under an award to the extent the award vested based on the altered, inflated, or manipulated financial results.  Additionally, if an award has vested and the Corporation is thereafter required to restate its financial statements in respect of any period covered by the performance period for that award due to the material noncompliance with any applicable financial reporting requirements, including securities laws, then the award will be adjusted to give retroactive effect to the restatement.  In such case, a participant who received a distribution under the award must forfeit and return to the Corporation that portion of the award that the restatement shows should not have been earned; provided, however, that no participant or former participant will be required to return any portion of any award to the extent it was paid more than three years prior to the date the Corporation determines that a restatement is required.

401(k) Profit Sharing Plan – In furtherance of our belief that every employee should have the ability to accrue valuable retirement benefits, we adopted the 401(k) Profit Sharing Plan, which is available to all employees, including executive officers.  Employees may enter the plan on the first of the month following completion of 30 days of service to the Corporation and its subsidiaries.  In addition to contributions by participants, the plan contemplates employer matching and the potential of discretionary contributions to the accounts of participants.  We believe that matching contributions encourage employees to participate and thereby plan for their post-retirement financial future.  Beginning with the 2008 plan year, we have enhanced the match formula to 100% on the first 1% of salary reduction and 50% on the next 5% of salary reduction.  This match is accrued for all employees, including executive officers, immediately upon entering the plan on the first day of the month following the completion of 30 days of employment.  The employee must be a plan participant and be actively employed on the last day of the plan year to share in the employer matching contribution.

Pension Plan – We believe that every employee should share in our success and have the ability to accrue valuable retirement benefits.  All employees are eligible to participate in the Pension Plan, which is a qualified defined benefit plan, upon completion of one year of service and the attainment of the age of 21.  Retirement benefits are determined using an actuarial formula that takes into account years of service and average compensation.  Normal retirement age for the defined benefit pension plan is 65 years of age with the availability of early retirement at age 55. Pension benefits are fully vested after five years of service.  A year of service is defined as working at least 1,000 hours in a plan year.

Supplemental Executive Retirement Plan – The Bank adopted the Supplemental Executive Retirement Plan (the “SERP”) to ensure that executives reach a targeted retirement income.  The SERP recognizes the value that our executives bring to the organization and rewards them for their long-term service commitments. The SERP is available only to a select group of management or highly compensated employees, including the named executive officers.  The SERP was created to overcome qualified plan regulatory limits or the “reverse discrimination” imposed on highly compensated executives due to IRS contribution and compensation limits.  Each of the named executive officers has been credited with 24 years of service, regardless of actual years of service, to minimize certain income taxes imposed under Section 280G of the Internal Revenue Code (the “Code”) that could arise in connection with our Change in Control Severance Plan (the “Severance Plan”).  In the event a named executive officer voluntarily terminates employment without good reason, his or her credited years of service will revert to actual years of service as of the date of termination.  Future participants in the plan will be credited with actual years of service.  The Compensation Committee excluded the SERP benefits payable to Mr. Grant from the Code Section 280G limitation in recognition of his importance to our organization and the fact that the risk that he would be terminated following a change in control is likely greater than for other executives.

The SERP benefit is equal to 2.5% of the executive’s Final Pay for each year of service through age 60 (up to a maximum of 24 years) plus 1% of Final Pay for each year of service after age 60 (up to a maximum of 5 years), for a total benefit equal to 65% of Final Pay.  The Compensation Committee chose this plan design to provide competitive retirement benefits and to encourage long and faithful service.  The SERP was designed primarily to supplement benefits payable under the Pension Plan and, as such, we felt that it would be most appropriate to measure SERP benefits using an actuarial formula (i.e., years of service and final pay) similar to that used under the Pension Plan.  Accordingly, the SERP benefits are offset by any accrued benefits payable under the Pension Plan and 50% of the social security benefits received by the participant.  For purposes of the SERP, “Final Pay” means a participant’s annual salary for the year in which a Separation from Service (as defined in the SERP) occurs plus the greater of (i) the maximum targeted cash bonus for that year or (ii) the actual cash bonus paid for the year immediately preceding the year in which the Separation from Service occurred.  The normal retirement SERP benefit is paid following Normal Retirement, which is defined as a Separation from Service (as defined in the SERP) after attaining age 60 and providing at least 10 years of service.  Each participant is entitled to elect, upon initial participation, whether to receive the benefit in a single lump sum or in the form of a lifetime annuity, a 10-year guaranteed payment lifetime annuity, a 50% joint and survivor annuity, a 75% joint and survivor annuity, or a 100% joint and survivor annuity.  Annuity payments will be made on a monthly basis and are subject to actuarial adjustments.  Payments under a lifetime annuity will be determined based on the expected remaining number of years of life for the annuitant and actuarial tables as of the time the annuity begins.  Payments under any form of annuity other than a lifetime annuity will be determined using the same actuarial equivalent assumptions used for the Pension Plan.  If a participant fails to make an election, then he or she will receive the benefit as a lifetime annuity.

A participant vests in his or her accrued normal retirement SERP benefit upon 10 years of service, upon Normal Retirement, upon a Separation from Service due to Disability (as defined in the SERP), and upon the participant’s death.  Upon a Separation from Service following a Change in Control (as defined in the SERP) and a subsequent Triggering Event (as defined in the SERP), a participant will vest in the greater of (i) 60% of Final Pay or (ii) his or her accrued normal retirement SERP benefit through the date of the Separation from Service.

Generally, the distribution of a participant’s SERP benefit will begin following the participant’s Normal Retirement.  If the participant suffers a Separation from Service due to death or following a Disability, then the participant or his or her designated beneficiaries will receive a lump sum payment equal to the actuarial equivalent of his or her accrued SERP benefit.  If the participant suffers a Separation from Service other than due to “Cause” (as defined in the SERP) after 10 years of service but prior to Normal Retirement, then he or she will receive the normal retirement SERP benefit that has accrued through the date of the Separation from Service at age 60, in the form elected.  If the participant suffers a Separation from Service following a Change in Control and subsequent Triggering Event, then the distribution of his or her normal retirement SERP benefit that has accrued through the date of the Separation from Service will begin, in the form elected, once the participant reaches age 60.  If the participant dies following the commencement of distributions but prior to the complete distribution of his or her vested and accrued SERP benefit, then distributions will be paid to his or her beneficiaries only if he or she chose a joint and survivor annuity form of distribution or a 10-year guaranteed payment lifetime annuity (and then only until the guaranteed payments have been made).

A participant will lose all SERP benefits if he or she is terminated for Cause (as defined in the SERP).  In addition, each participant has agreed that the receipt of any SERP benefits is conditioned upon his or her (i) refraining from competing with the Corporation and its subsidiaries in their market areas for a period of three years following his or her Separation from Service, (ii) refraining from disclosing the Corporation’s confidential information following a Separation from Service, and (iii) remaining available to provide up to six hours of consultative services for twelve months after his or her Separation from Service.  Items (i) and (iii) do not apply, however, if the Separation from Service results from a Change in Control and subsequent Triggering Event.  If a participant breaches any of these conditions, then he or she is obligated to return all SERP benefits paid to date plus interest on such benefits at the rate of 10% per year.

If the participant dies prior to retirement, the SERP benefit will be reduced by the amount of any death benefit payable to the participant’s designated beneficiaries under the Supplemental Life Insurance benefit provided through the Bank Owned Life Insurance (“BOLI”) policies.  The SERP and supplemental insurance were designed in tandem so that in no event will the sum of the SERP benefit paid upon death and the insurance benefits paid under the BOLI policy exceed the normal retirement SERP benefit earned to date of death.  (See description of BOLI policy below).

Split Dollar Life Insurance (through BOLI) – The Bank purchased policies of BOLI, which are insurance policies on the lives of officers, to help offset the costs of providing benefits under all benefit plans and arrangements.  The Bank is the sole owner of these BOLI policies, has all rights with respect to the cash surrender values of these BOLI policies, and is the sole death beneficiary under these BOLI policies.  Because we believe that it is important to reward officers for their loyalty and service, we have agreed to assign a portion of the cash benefits payable under these BOLI policies to their estates in the event they die while employed.  The insurance benefit for each of the Bank’s executive officers is the present value of the projected SERP benefit at normal retirement age (as defined in the plan) reduced by the participant’s projected income tax on that benefit.  For non-executive officers, the benefit is $25,000.

The BOLI benefits program and the SERP were adopted several years ago after consultation with Charon Planning, a benefits and BOLI administration firm hired by the Board of Directors.  Although management was involved in the consultative process, major decisions with respect to these plans, including the decision to adopt and implement them, were made by the Board of Directors.

Deferred Compensation Plan–Each of our directors and those executives selected by the Compensation Committee are permitted to participate in the Amended and Restated Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan permits directors and executives to elect, each year, to defer receipt of up to 100% of their directors’ fees, salaries and bonuses, as applicable, to be earned in the following year.  The deferred amounts are credited to an account maintained on behalf of the participant (a “Deferral Account”) and are deemed to be invested in certain investment options established from time to time by the Compensation Committee.  Additionally, the Corporation may make discretionary contributions for the benefit of a participant to an Employer Contribution Credit Account (the “Employer Account”), which will be deemed to be invested in the same manner as funds credited to the Deferral Account.  Each Deferral Account and Employer Account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested, less any applicable expenses and taxes.  All funds are held in a Rabbi Trust.  To date, the Corporation has not made any discretionary contributions to the Employer Account.

A participant is at all times 100% vested in his or her Deferral Account.  The Corporation is permitted to set a vesting date or event for the Employer Account, and such date may be based on the performance by the participant of a specified number of completed years of service with the Corporation, may be based on the participant’s performance of specified service goals with respect to the Corporation, may be limited to only certain termination of employment events (e.g., involuntary termination, those following a change of control, etc.), or may be based on any other standard, at the Corporation’s sole and absolute discretion.  Notwithstanding the foregoing, a participant will become 100% vested in his or her Employer Account if he or she terminates employment (or, in the case of a participant who is a non-employee director, terminates membership on the Board of Directors) because of death or Total and Permanent Disability (as defined in the Deferred Compensation Plan).   Each participant will also become 100% vested in his or her Employer Account in the event of a Change in Control (as defined in the Plan).  To date, the Corporation has not made any contributions to the Employer Account of any participant.

Generally, a participant is entitled to choose, pursuant to an election form, the date on which his or her account balances are to be distributed, subject to any restrictions imposed by the Corporation and the trustee under the Rabbi Trust in their sole and absolute discretion and applicable law.  If a participant fails to select a distribution date, then distributions will begin on or about the date of the participant’s termination of employment or director status with the Corporation.  The participant may choose whether his or her account balances are to be distributed in one lump sum or in ten equal annual installments.  If a participant fails to elect a payment date or the method of payment, then the account balances will be distributed in one lump sum following termination of employment.  If distributions are made in installments, then the undistributed balance will continue to be deemed invested in the chosen investment options, and the accounts will be credited or debited accordingly, until all amounts are distributed.

If a participant dies or experiences a Total and Permanent Disability before terminating his or her employment or director status with the Corporation and before the commencement of payments, then the entire balance of the participant’s accounts will be paid to the participant or to his or her named beneficiaries, as applicable, as soon as practicable following death or Total and Permanent Disability.  If a participant dies after the commencement of payments but before he or she has received all payments to which he or she is entitled, then the remaining payments will be paid to his or her designated beneficiaries in the manner in which such benefits were payable to the participant.  Upon a Change in Control, the entire balance of a participant’s accounts will be paid in a single lump sum payment.

The Deferred Compensation Plan provides for limited distributions in the event of certain financial hardships.

Change in Control Severance Plan—Each of the executive officers of the Corporation participates in the Severance Plan and has entered into individual Change in Control Severance Agreements.  The Severance Plan is administered by the Compensation Committee.  Each Severance Agreement generally provides that, if the participant’s employment is terminated by the Corporation without “Cause” (as defined in the Severance Agreement) or by the participant for “Good Reason” during the period commencing on the date that is 90 days before a “Change in Control” (as defined in the Severance Plan) and ending on the first anniversary of a Change in Control (the “Protection Period”), he or she will be entitled to receive a lump sum cash payment equal to two times (2.99 times for Mr. Grant) his or her Final Pay, the immediate vesting of all equity-based compensation awards that have been granted to the participant, continued coverage for 24 months under the Corporation’s group health and dental plan (or, if the participant is not eligible for such coverage, a monthly cash payment equal to the monthly premium for a similar policy), and outplacement services for up to 12 months.

The term “Good Reason” is defined in each Severance Agreement, but generally includes a material and adverse change to the participant’s employment status, position or duties, a 10% or greater reduction to his or her base salary or targeted bonus, the failure by the Corporation to maintain an employee benefit plan in which the participant was participating at the time of the Change in Control (other than because of the expiration of its normal term) or the taking of any other action by the Corporation that has a material and adverse impact on the participant’s participation in or benefits under any such plan, a requirement that the participant relocate more than 50 miles from his or her office immediately prior to the Change in Control, and the failure by any successor to the Corporation to assume the Severance Plan.  In addition, Mr. Grant’s Severance Agreement provides that “Good Reason” also includes the termination of his status as the Chief Executive Officer of a company whose stock is traded on a national securities exchange.

For all participants other than Mr. Grant, the Severance Agreement provides that the amount of all severance benefits described above, plus the amount of all benefits under any other plan or arrangement, the payment of which is deemed to be contingent upon a change in the ownership or effective control of the Corporation (as determined under Section 280G of the Code), may not exceed 2.99 times the participant’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the Change in Control occurs).  In the event the amount of the benefits payable to Mr. Grant under his Severance Agreement and all other arrangements the payment of which is deemed to be contingent on a Change in Control exceeds 2.99 times his annualized includable compensation for the base period, he will be entitled to a tax gross-up payment from the Corporation to cover any excise tax imposed by Section 4999 of the Code or any similar state or local tax law, and any interest or penalties payable with respect to such taxes, on the amount of such benefits and the gross-up tax payment.

Each Severance Agreement has an initial three-year term and automatically renews for additional one-year terms unless the Corporation provides the participant with six-months prior notice of its intention to not renew the Severance Agreement, except that the Severance Agreement will automatically terminate at the expiration of the Protection Period.  Additionally, if a participant’s employment is terminated other than for Cause during the Protection Period, the Severance Agreement will continue until the end of the Protection Period notwithstanding the then current term.  The Severance Plan and the Severance Agreements may be amended by the Board of Directors at any time, except that an amendment generally may not be made without a participating participant’s written consent if such amendment would adversely affect the participant’s interests.  Any amendment may be made without a participant’s consent, however, if the amendment is required to comply with applicable law.

Perquisites – Perquisites are provided to executive officers at the discretion of the Compensation Committee and are reviewed periodically.  In 2008, perquisites provided to executive officers, including the named executive officers, included the payment of a long-term disability insurance policy premium which is paid for all full-time employees.  In addition, Mr. Grant was provided with the use of a company-owned automobile.

2008 Compensation Decisions (Analysis and Actions)

2008 Base Salaries

Base compensation is targeted to recognize each executive officer’s value, performance and historical contributions to our success in light of salary standards in the marketplace.  During 2008, the Compensation Committee continued to work with PM&P to provide ongoing comprehensive market analysis of executive compensation, as well as expert advice and counsel on the various components of total compensation for executives.  The Committee reviewed the base salary of the CEO, considering market data provided by PM&P, financial performance of the corporation and collective performance reviews by the Board of Directors related to the CEO’s performance.  The Committee reviewed base salaries for the other executive officers based on individual performance reviews conducted by the CEO, market data provided by PM&P and salary increase recommendations made by the CEO.

2008  Executive Pay for Performance Plan Awards

The 2008 targeted performance goals under the EPP were as follows:

-	Return on shareholder’s equity: 13.44%
-	Earnings per share: $2.35
-	Efficiency ratio: 61.80%
-	Operating Income as a Percentage of Net Revenue: 29%
-	Growth of COBO Relationships: 5%

The incentive award is allocable as follows: 30% to achievement of the goal for return on shareholders’ equity, 30% to the goal for earnings per share, 15% to the goal for efficiency ratio, 15% to the goal for operating income as a percentage of net revenue and the remaining 10% to the goal for growth of COBO relationships.  Incentive awards are based on position and range of responsibility with named executives receiving payments as outlined in the table below.  The threshold goal for all executives was 90% of target goal performance, and the stretch performance goal was 120% of target goal performance.  The Compensation Committee conditioned all awards on the Corporation’s attainment of the threshold goal for either return on equity or earnings per share.

The following table shows the potential threshold, target and stretch incentive awards (as percentage of base salary) for meeting the incentive goals:

	Threshold %	Target %	Stretch %
William B. Grant	20%	40%	50%
Robert W. Kurtz	15%	30%	37.5%
Carissa L. Rodeheaver	15%	30%	37.5%
Steven M. Lantz	10%	20%	25%
Robin E. Murray	10%	20%	25%

The actual financial results for 2008 were as follows:

-	Return on shareholders’ equity of 9.31%
-	Earnings per share of $1.45
-	Efficiency ratio of 59.85%
-	Operating Income as a % of Net Revenue of 25.97%
-	Growth of COBO Relationships of 8.58%

At the end of the year, the CEO provided the Compensation Committee with a summary of performance relative to the key financial results for the incentive plan, as well as other key financial measures related to performance.  As neither the ROE threshold goal nor the EPS threshold goal was met, no awards were made for 2008.

Incentive/Equity Awards

In 2008, the Compensation Committee desired to closely align the LTIP to the Corporation’s strategic plan and the goal of increasing shareholder value.  As a means of accomplishing this goal, the Committee granted Performance Shares to each of the executives that will vest if the Corporation’s diluted earnings per share for the year ended December 31, 2010 meets or exceeds 90% of the target goal.  The number of Performance Shares awarded to Mr. Grant was based upon 40% of his base salary; the number of Performance Shares awarded to Mr. Kurtz and Ms. Rodeheaver was based upon 30% of their base salaries and the number of Performance Shares awarded to Mr. Lantz and Ms. Murray was based upon 20% of their base salary.  The target diluted earnings per share is $2.720, so the Performance Shares will vest if, and only if, the 2010 diluted earnings per share is at least $2.448.

The Compensation Committee chose diluted earnings per share because it allows the measurement of income in relationship to shares outstanding and provides a more stable approach to earnings measurement, as the number of shares tends to remain more consistent.   The Compensation Committee selected a three-year measurement period because it provides for a projection period short enough to be realistically projected but long enough to retain the focus on long-term financial performance.  The Compensation Committee based the percentage of salary for each award on the executive’s level of responsibility within the organization and the total mix of all other elements of compensation compared to compensation paid to executives in similar roles in our peer group.

Other 2008 Decisions

The Compensation Committee chose not to make any discretionary profit sharing contributions or payments in 2008 under the 401(k) Profit Sharing Plan due to the increase in the 401(k) plan match formula which was effective January 1, 2008.

Competitive Review and Benchmarking

Understanding the industry landscape is one element the Compensation Committee considers in setting program targets and making compensation decisions.  As stated above, the Compensation Committee engaged PM&G during 2007 to conduct a comprehensive market analysis, to establish a peer group and to provide recommendations related to the executive compensation program going forward.  During 2008, the consultant continued to provide updates to allow First United to monitor how its compensation levels compared with market.  The peer group used in 2008 included 20 institutions with asset sizes ranging from approximately one-half to two times our size, similar regional locations and similar business models.  The objective is to position our compensation programs at approximately the median. The 2008 peer group was as follows:

ACNB Corporation	Franklin Financial Services
American National Bankshares	Harleysville National Corporation
First Chester County Corporation	Leesport Financial Corporation
City Holding Company	Orrstown Financial Services
Citizens & Northern Corporation	Peoples Bancorp Inc.
Camco Financial Corporation	Sandy Spring Bancorp
First Mariner Bancorp	Severn Bancorp, Inc.
First Community Bancshares	Shore Bancshares, Inc.
CNB Financial Corporation	Summit Financial Group
Cardinal Financial Corporation	Univest Corporation of Pennsylvania

Our peer group will be reviewed periodically and may change slightly depending on changes in the market place, acquisitions, divestitures and our business focus and/or the makeup of our peers.

Relationship Between Our Performance and Executive Compensation

The Compensation Committee believes that the compensation paid to executive officers should be closely tied to our performance on both a short-term and long-term basis.  Accordingly, our goal is to structure our total compensation programs to provide a significant focus on enhancing overall financial performance.  During 2008, this was accomplished through the EPP.  In 2008, long-term incentives were added to align the interests of executive officers and Board members with the interests of shareholders and encourage a long-term perspective of performance.  Overall, we believe that a performance-based compensation program should assist us in attracting, motivating and retaining the quality executives critical to long-term success.

Equity/Security Ownership Requirements

We encourage our directors and officers to maintain an ownership stake in the Corporation, but we do not require our officers to satisfy any minimum stock ownership level.  Under Maryland banking law, however, each director of the Bank must own stock of the Corporation equal to at least $500.

Accounting and Tax Considerations

The timing of the distribution of some or all of these severance benefits may be subject to a six-month waiting period under Section 409A of the Code to the extent the participant is considered to be a “key employee” of the Corporation.

Section 409A of the Code imposes certain restrictions on the manner and timing of distributions to participants who are “key employees” of the Corporation under non-qualified deferred compensation plans and arrangements, including a prohibition against paying benefits to a key executive for six months following his or her separation from service.  In June 2008 and November 2008, respectively, we amended the Severance Plan and the Deferred Compensation Plan to ensure that they comply with Section 409A of the Code.  If an executive is entitled to nonqualified deferred compensation that are subject to Section 409A and such compensation does not comply with Section 409A, then the compensation is taxable in the first year it is not subject to a substantial risk of forfeiture.  In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the compensation includible in income.  In addition, with the exception of Mr. Grant, we structured the Severance Plan and the related Severance Agreements so as to minimize the risk that the total compensation paid to an executive in connection with a change in control transaction would exceed the limit established pursuant to Internal Revenue Code Section 280G.

Emergency Economic Stabilization Act of 2008 Certification

The Compensation Committee certifies that it has reviewed, with our senior risk officers, the incentive compensation arrangements with our “senior executive officers”, as defined in 31 C.F.R. § 30.2 (“SEOs”), and has made reasonable efforts to ensure that such arrangements do not encourage our SEOs to take unnecessary and excessive risks that threaten the value of First United Corporation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission (the “SEC”).  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By:	COMPENSATION COMMITTEE

Elaine L. McDonald, Chairman
David J. Beachy
M. Kathryn Burkey
Faye E. Cannon
Paul Cox, Jr.
Raymond F. Hinkle
Donald E. Moran
Robert G. Stuck

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Board who performed the functions of the Compensation Committee at any time during the last completed fiscal year were:  David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., Raymond F. Hinkle, Elaine L. McDonald, Donald E. Moran, Richard G. Stanton, and Robert G. Stuck.  None of these Directors served as an officer or employee of the Corporation during 2008, had any interlocking relationship as contemplated by Item 407 of the SEC’s Regulation S-K, or had any relationship subject to disclosure pursuant to Item 404 of the SEC’s Regulation S-K.

REMUNERATION OF EXECUTIVE OFFICERS

The following table sets forth for the last fiscal year the total remuneration for services in all capacities awarded to, earned by, or paid to the Corporation’s Chairman and Chief Executive Officer, its Chief Financial Officer, and its three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers as of December 31, 2008 and whose total compensation (excluding changes in pension value and non-qualified deferred compensation earnings) exceeded $100,000 during 2008 (the CEO, CFO and such other officers are referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Stock Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Change in pension value and non- qualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)
William B. Grant, Chairman/CEO (1)	2008	257,500	103,000	-	160,266	10,937	531,703
	2007	250,000	-	100,000	-	9,705	359,705
	2006	250,000	-	-	758,646	11,550	1,020,196
Robert W. Kurtz, President/CRO (1)	2008	176,000	52,800	-	-	3,279	232,079
	2007	170,000	-	51,000	-	3,583	224,583
	2006	163,269	-	-	332,565	3,825	499,659
Carissa L. Rodeheaver, EVP / CFO	2008	182,000	54,600	-	45,216	7,567	289,383
	2007	145,796	-	29,500	58,620	5,360	239,276
	2006	115,579	-	-	45,717	4,581	165,887
Steven M. Lantz, SVP / Chief Lending Officer	2008	170,000	34,000	-	73,749	8,057	285,806
	2007	162,500	-	32,500	-	7,062	202,062
	2006	162,500	-	-	205,524	9,193	377,217
Robin E. Murray, SVP / Director of Retail Banking	2008	148,000	29,600	-	39,342	6,736	223,678
	2007	140,000	-	25,833	140,573	5,006	311,412
	2006	116,667	-	-	100,248	5,264	222,179

(1)	Messrs. Grant and Kurtz also serve as directors of the Corporation and of the Bank but receive no separate remuneration for such service.
(2)
The Corporation calculates the value of stock awards using the provisions of Statement of Financial Accounting Standards No. 123R, “Accounting for Share-based Payments”.  See Note 1 to the consolidated audited financial statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.

(3)	Represents amounts earned during the year under the EPP.

(4)
Amounts represent changes in the present value of the accumulated benefit (PVAB) under the Pension Plan and the SERP from the previous year end.  Changes in value for the Pension Plan were:  Mr. Grant, $67,518 for 2008, $50,828 for 2007 and $35,289 for 2006; Mr. Kurtz, $96,252 for 2008, $126,461 for 2007 and $66,409 for 2006; Ms. Rodeheaver, $19,126 for 2008, $11,338 for 2007 and $8,783 for 2006; Mr. Lantz, $35,537 for 2008, $53,695 for 2007 and $34,050 for 2006; and Ms Murray, $33,097 for 2008, $35,260 for 2007 and $14,770 for 2006.  Changes in value for the SERP were:  Mr. Grant, $92,748 for 2008, $-501,590 for 2007 and $723,357 for 2006; Mr. Kurtz, -$361,709 for 2008, -$182,001 for 2007 and $266,156 for 2006; Ms. Rodeheaver, $26,090 for 2008, $47,282 for 2007 and $36,934 for 2006; Mr. Lantz, $38,212 for 2008, -$174,148 for 2007 and $171,474 for 2006; and Ms Murray, $6,245 for 2008, $105,313 for 2007 and $85,478 for 2006.

(5)
Amounts include premiums related to BOLI and group term life insurance available to all employees and matching contributions to the 401(k) plan.  The dollar value of premiums related to the BOLI benefits plan and the Corporation’s group life insurance program available to all employees is as follows:  Mr. Grant, $2,887 for 2008, $882 for 2007 and $653 for 2006; Mr. Kurtz, $3,583 for 2008, $3,583 for 2007 and $3,040 for 2006; Ms. Rodeheaver, $309 for 2008, $248 for 2007 and $297 for 2006; Mr. Lantz, $1,017 for 2008, $1,328 for 2007 and $836 for 2006; and Ms. Murray, $798 for 2008, $573 for 2007 and $331 for 2006.  Matching contributions made by the Corporation for the named executive officers under the 401(k) Profit Sharing Plan are as follows:  Mr. Grant, $8,050 for 2008, $8,823 for 2007 and $5,284 for 2006; Mr. Kurtz, $0 for 2008, $0 for 2007 and $0 for 2006; Ms. Rodeheaver, $7,258 for 2008, $5,112 for 2007 and $3,716 for 2006; Mr. Lantz, $7,040 for 2008, $7,446 for 2007 and $5,468 for 2006; and Ms. Murray, $5,938 for 2008, $4,433 for 2007 and $4,933 for 2006.

The various elements of executive compensation are summarized below and, where an element involves a written plan or agreement, are qualified in their entireties by such plan or agreement.  It should be noted that the Severance Plan was adopted in February 2007, which is also summarized below.

Employment Arrangements

All executive officers are employed on an at-will basis and are not parties to any written employment agreement.  Executive compensation consists of three principal elements:  (i) base salary; (ii) incentive compensation, consisting of amounts payable under the EPP and (iii) a long-term equity element, consisting of an award of performance-vesting stock under the LTIP.

Salaries proposed to be paid in 2009 to the named executive officers are as follows:  Mr. Grant, $257,500; Ms. Rodeheaver, $182,000; Mr. Kurtz, $176,000; Mr. Lantz, $170,000; and Ms. Murray, $148,000.

Executive Pay for Performance Plan

As mentioned above, the Corporation maintains an EPP that rewards executives when the Corporation attains certain performance goals.  The following table provides information about grants that could have been earned in 2008 and paid in 2009 pursuant to those grants upon satisfaction of the conditions set forth above.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Mr. Grant	1/1/2008	$51,500	$103,000	$128,750
	6/18/2008				-	5,415	-

Mr. Kurtz	1/1/2008	26,400	52,800	66,000
	6/18/2008				-	2,776	-

Ms. Rodeheaver	1/1/2008	27,300	54,600	68,250
	6/18/2008				-	2,870	-

Mr. Lantz	1/1/2008	17,000	34,000	42,500
	6/18/2008				-	1,787	-

Ms. Murray	1/1/2008	14,800	29,600	37,000
	6/18/2008				-	1,556	-

(1)	The awards were granted under the LTIP and provide for only a single award payout if (and only if) the Corporation’s earnings per share for the year ended December 31, 2010 equals or exceeds $2.448.

No awards were earned under the EPP for 2008 because the threshold for neither the earnings per share incentive goal nor the return on equity incentive goal was met.

Equity Compensation - LTIP

Equity compensation awarded to the named executive officers during 2008 consisted of grants of Performance Shares under the LTIP.  The following table provides information about outstanding equity awards as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mr. Grant	5,415	72,994
Mr. Kurtz	2,776	37,420
Ms. Rodeheaver	2,870	38,688
Mr. Lantz	1,787	24,089
Ms. Murray	1,556	20,975

(1)	The awards were granted under the LTIP and provide for the vesting of the shares if (and only if) the Corporation’s earnings per share for the year ended December 31, 2010 equals or exceeds $2.448.
(2)	The market value of each award is calculated based on a per share market value of $13.48, which was the closing sales price of a share of common stock on December 31, 2008.

No outstanding equity award vested during 2008.

Bank-Owned Life Insurance

BOLI is insurance on the lives of the Bank’s executive and certain other officers.  The Bank purchased BOLI policies in the aggregate amounts of $18 million in 2001, $2.3 million in 2004, and $2.8 million in 2006.  Participation in the BOLI benefits program can be terminated for any reason, at any time, by either the Bank or the covered officer.  The Bank intends to terminate each covered officer’s participation at retirement.  The current death benefits payable to the beneficiaries of the named executive officers for split dollar insurance is as follows:  Mr. Grant, $450,000; Mr. Kurtz, $295,000; Ms. Rodeheaver, $125,541; Mr. Lantz, $335,000; and Ms Murray, $250,000.

Pension Benefits

All employees are eligible to participate in the Pension Plan upon completion of one year of service and the attainment of the age 21.  A year of service is defined as the completion of 12 consecutive months of employment during which the employee worked at least 1,000 hours.  Full vesting occurs after 5 years of service.

Information about the benefits payable to each of the named executive officers under the Pension Plan and the SERP is provided in the following table.

PENSION BENEFITS
Name	Plan Name	Number of years credited service (#) (1)	Present value of accumulated benefit ($) (2) (3)	Payments during last fiscal year ($)
Mr. Grant	Pension Plan	30	489,930	-
	SERP	30	734,799	-

Mr. Kurtz	Pension Plan	36	979,857	-
	SERP	36	-	-

Ms. Rodeheaver	Pension Plan	17	76,958	-
	SERP	24	343,967	-

Mr. Lantz	Pension Plan	22	271,041	-
	SERP	24	511,018	-

Ms. Murray	Pension Plan	25	140,928	-
	SERP	25	326,628	-

(1)
The credited years of service under the SERP for Ms. Rodeheaver and Mr. Lantz exceed their actual years of service by seven years and two years respectively.  The differences between the credited years SERP value and the actual years SERP value for these officers are:  $233,661 for Ms. Rodeheaver and $254,481 for Mr. Lantz.

(2)
The amounts listed as the present accumulated benefits for SERP reflect the dollar for dollar offset for the accumulated benefits payable under the Pension Plan and 50% of the estimated social security benefits to be received by the participant and are based on actual years of service. In calculating the present value of accumulated benefits for SERP, the following assumptions were used: Mortality – 1994 GAR; discount rate of 6.0%; assumed retirement age of 60 or attained age if later; annuity factor at retirement based on 5% discount.

(3)
All employees are eligible to participate in the pension plan upon completion of one year of service and the attainment of the age 21.  A year of service is defined as the completion of twelve consecutive months of employment during which the employee worked at least 1,000 hours.  In calculating the present value of the accumulated benefits for the pension plan, the following assumptions were used: Mortality – RP-2000; discount rate of 6.00%; assumed retirement age of 65; normal form of benefit – 10 year certain and continuous annuity. Compensation limits under 401(a) (17) are taken into account for these calculations.

In calculating the present value of accumulated benefits, the following assumptions were used: Mortality – 1994 GAR; discount rate of 6.0%; assumed retirement age of 60 or attained age if later; annuity factor at retirement based on 5% discount.

For information about benefits that would be paid to each of the named executive officers under the SERP upon a separation from service as of December 31, 2008, see the table that is included below under “Benefits Upon a Separation From Service” and the discussion below entitled “Impact of Recent Legislation on Executive Compensation”.

Deferred Compensation Plan

Each of the named executive officers is eligible to participate in the Deferred Compensation Plan.  The following table provides information relating to amounts deferred by or for the benefit of the named executive officers in 2008 under the Deferred Compensation Plan.  The named executive officers are 100% vested in their plan accounts.

NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY (1) ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Mr. Grant	-	-	10,697	-	278,855
Mr. Kurtz	-	-	-	-	-
Ms. Rodeheaver	-	-	-	-	-
Mr. Lantz	15,000	-	951	-	32,255
Ms. Murray	-	-	-	-	-

(1)
This column represents the investment income on the aggregate account balance in the named officer’s account for the last fiscal year.  Balances are invested in various managed asset portfolio [MAP] accounts, selected by the named officer, in the Trust department of First United Bank & Trust.

Benefits Upon a Separation from Service

The table that follows shows the estimated present value of benefits (as of December 31, 2008) that could be payable to the named executive officers under the Severance Plan, the SERP, and the BOLI benefits program upon a separation from service (without regard to the limitations on severance payments discussed below under “Impact of Recent Legislation on Executive Compensation”).  The Severance Plan contemplates a cash benefit and employee benefit continuation.  As discussed above, subject to certain conditions, participants in the SERP are entitled to receive their vested benefits (offset by Pension Plan benefits, 50% of social security benefits and, in the case of death, benefits paid under the BOLI benefits program described above) if they suffer a separation from service other than for cause.  No SERP benefits are payable if a participant’s separation from service was for cause.  Except in the cases of a separation from service due to death or disability, the payment of SERP benefits does not commence until the later of normal retirement or attainment of age 60.

Name	Reason for Termination	Severance Plan Cash Benefit ($)	Severance Plan Benefit Continuation ($) (3)	Estimated SERP Benefit ($) (1) (2)	Estimated BOLI Benefit ($)	Total ($)
Mr. Grant	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	872,925	14,226	734,799	-	1,621,950
	Death	-	-	284,799	450,000	734,799
	Voluntary termination without good reason	-	-	734,799	-	734,799
Mr. Kurtz	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	404,800	14,226	-	-	419,026
	Death	-	-	-	295,000	295,000
	Voluntary termination without good reason	-	-	-	-	-

Ms. Rodeheaver	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	418,600	20,172	343,967	-	782,739
	Death	-	-	218,426	125,541	343,967
	Voluntary termination without good reason	-	-	110,306	-	110,306
Mr. Lantz	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	374,000	16,676	511,018	-	901,694
	Death	-	-	176,018	335,000	511,018
	Voluntary termination without good reason	-	-	256,537	-	256,537
Ms. Murray	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	325,600	11,764	326,628	-	663,992
	Death	-	-	-	250,000	250,000
	Voluntary termination without good reason	-	-	326,628	-	326,628

(1)
SERP benefits payable upon a separation from service due to death are reduced dollar for dollar by the BOLI benefits payable at death.  Accordingly, the amounts shown as the Estimated SERP Benefit have been reduced to reflect the amounts shown in the column entitled “Estimated BOLI Benefit ($)”.

(2)
The SERP benefit payable to any named executive officer who terminates his or her employment without good reason is based on actual years of service rather than 24 years of credited service.  Accordingly, benefits shown for Ms. Rodeheaver and Mr. Lantz in connection with a voluntary termination without good reason are based on actual years of service of 17 and 22 respectively.  Messrs. Grant and Kurtz and Ms. Murray have over 24 years of service.

(3)
Change of Control agreements provide for two years of continued coverage under the corporations health, dental & vision plans under the same provisions as if they were still employees.  Benefits are calculated at current rates and current cost sharing formulas, as futures costs are unknown.  Amounts reflect the value of two years of coverage.

Impact of Recent Legislation on Executive Compensation

On January 30, 2009, the Corporation participated in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (the “CPP”) adopted by the U.S. Department of Treasury (“Treasury”) pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”) by selling shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) to Treasury and issuing a 10-year common stock purchase warrant (the “Warrant”) to Treasury.  As part of these transactions, we adopted Treasury’s standards for executive compensation and corporate governance for the period during which Treasury holds any shares of the Series A Preferred Stock and/or any shares of common stock that may be acquired upon exercise of the Warrant.  On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “Recovery Act”) was signed into law, which, among other things, imposed additional restrictions on the payment of executive compensation by institutions that participate in TARP.  The Recovery Act’s restrictions apply to the Corporation for as long as Treasury holds any of the Series A Preferred Stock (the “Covered Period”).

Treasury’s standards for executive compensation apply to the Corporation’s named executive officers and include:  (i) a prohibition on incentive compensation plans and arrangements for named executive officers that encourage unnecessary and excessive risks that threaten the value of the Corporation; (ii) a clawback of any bonus or incentive compensation paid (or under a legally binding obligation to be paid) to a named executive officer on materially inaccurate financial statements or other materially inaccurate performance metric criteria; (iii) a prohibition on making “golden parachute payments” to named executive officers; and (4) an agreement not to claim a deduction, for federal income tax purposes, for compensation paid to any of the named executive officers in excess of $500,000 per year.

The Recovery Act continues all of the same compensation and governance restrictions imposed under EESA and the CPP, and adds substantially to these restrictions in several areas.  The new standards include (but are not limited to):  (i) prohibitions on bonuses, retention awards and other incentive compensation to certain of the Corporation’s five most highly compensated employees, other than restricted stock grants, in an amount not more than one-third of the employee’s total annual compensation which do not fully vest during the Covered Period; (ii) prohibitions on making severance payments to any named executive officer or any of the Corporation’s next five most highly compensated employees; (iii) an expanded clawback of bonuses, retention awards, and incentive compensation if payment is based on materially inaccurate statements of earnings, revenues, gains or other criteria; (iv) prohibitions on compensation plans that encourage manipulation of reported earnings; (v) retroactive review of bonuses, retention awards and other compensation previously provided by Capital Purchase Program participants if found by the Treasury to be inconsistent with the purposes of such program or otherwise contrary to public interest, (vi) required establishment of a company-wide policy regarding “excessive or luxury expenditures”; and (vii) inclusion in a CPP participant’s proxy statements for annual shareholder meetings of a non-binding “Say-on-Pay” proposal to allow a shareholder vote to approve the compensation of executives.

Accordingly, for so long as Treasury holds any shares of the Series A Preferred Stock, the Corporation may not (i) pay any Severance Plan benefits to the named executive officers or (ii) make payments under the EPP or, unless future awards comply with the above requirements, the LTIP to our five most highly compensated employees.  Each of the named executive officers other than Ms. Murray is among the Corporations’ five most highly compensated employees.

There is no stated effective date for each of the Recovery Act’s executive compensation standards.  Treasury is directed to issue regulations to implement these standards and the SEC is required to issue regulations related to the “Say on Pay” requirements.  The SEC recently announced that the “Say on Pay” requirement is currently effective, so the Corporation has included a “Say on Pay” proposal in this proxy statement to provide shareholders with the right to cast an advisory vote at the 2009 Annual Meeting on its executive compensation policies and practices.  For more information, see “Non-Binding Advisory Vote On Executive Compensation (Proposal 3)”.  Until Treasury’s implementing regulations are adopted, it is unclear whether the other requirements of the Recovery Act are immediately effective.

The Corporation will carefully review the remaining Recovery Act executive compensation standards and any Treasury and/or SEC regulations, once issued.  To the extent that Treasury amends the securities purchase agreement pursuant to which the Series A Preferred Stock was sold to make these standards applicable, Treasury and/or the SEC issues regulations describing how the Corporation is to comply with these standards or the Corporation determines that these standards apply, the Corporation will work with its covered employees to take such steps as it deems necessary to comply with the standards and adopt administrative and other procedures consistent with the foregoing.

It is impossible to predict when, if at all, Treasury will dispose of the Series A Preferred Stock.  At the time of the transactions, Treasury’s stated intention was to sell the Series A Preferred Stock as it is able to do so, and we recently filed a registration statement with the SEC to register the Series A Preferred Stock for resale.  Moreover, the Recovery Act permits the Corporation to repay CPP assistance at any time after consulting with the Federal Reserve Bank of Richmond.  Recent guidance issued by Treasury states that a CPP participant that desires to repay assistance must repay a minimum of 25%.  If the Corporation were to repay more than $5,000,000 in assistance, the Corporation believes that the above-described prohibition against paying or accruing any bonus, retention award, or incentive compensation would apply only to our most highly compensated employee (currently, Mr. Grant).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions since January 1, 2008

During the past year, the Bank has had banking transactions in the ordinary course of its business with certain Directors and officers of the Corporation and with their associates.  These transactions were on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others.  Except as discussed in the following paragraph, all extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

As of December 31, 2008, the Bank had outstanding loans to two limited liability companies (referred to below as “Borrower 1” and “Borrower 2”) in which Karen F. Myers has an ownership interest that were classified as impaired.  Ms. Myers served as a director of the Corporation and the Bank until she voluntarily resigned on October 10, 2008.  Since January 1, 2008, the Bank has made advances under certain of these facilities, has renewed certain of these facilities, and has extended the due dates on certain of these facilities.  The following table provides information about these loan relationships:

Type of Loan	Aggregate Advances in 2008 ($)	Balance as of 12/31/08 ($)	Largest Principal Balance in 2008 ($)	Principal Paid in 2008 ($)	Interest Paid in 2008 ($)	Rate of Interest as of 12/31/08 (%)	Ms. Myer’s Interest in Transaction ($)(3)(4)
Borrower 1
Interest Only Demand Lineof Credit (1)	-	1,400,000	1,400,000	-	97,504	6.50	467,000
Demand Line of Credit	-	710,435	731,909	21,474	39,781	4.75	250,000
Demand Line of Credit (2)	395,372	1,685,467	2,185,467	500,000	109,697	5.50	561,822
5-Year Installment	-	913,347	1,023,163	109,816	83,602	8.00	400,000
Demand Line of Credit ($2.5 million)	78,140	2,324,165	2,402,305	78,140	132,216	4.75	833,333

Borrower 2
Interest Only Demand Lineof Credit ($150,000)	-	148,217	148,217	-	9,571	5.00	150,000
Interest Only Demand ($100,000)	-	93,996	93,996	-	5,492	5.00	100,000
Installment	-	196,577	273,566	76,989	18,369	7.50	196,577
Floor Plan Line of Credit ($800,000)	1,052,925	560,161	560,161	492,764	28,036	4.25	800,000
Floor Plan Line of Credit ($150,000)	148,185	148,185	148,185	-	4,189	4.25	150,000
Floor Plan Line of Credit ($200,000)	285,120	187,437	187,437	97,684	12,750	4.25	200,000
(1)  Loan was satisfied in full on March 16, 2009.
(2)  Amounts do not take into account that a 50% participation interest in this facility is held by a third-party.
(3)  Ms. Myers holds a 52% equity interest in a company that owns one-third of Borrower 1.  Ms. Myers has personally guaranteed one-third of Borrower 1’s indebtedness under each facility and the amounts shown reflect her maximum financial obligation under her guarantees.
(4)  Ms. Myers holds a 52% equity interest in a company that owns 51% of Borrower 2.  Ms. Myers has personally guaranteed 100% of Borrower 2’s indebtedness under each facility and the amounts shown reflect her maximum financial obligation under her guarantees.

In addition to the foregoing, Morgantown Printing & Binding (“MP&B”), a corporation owned by H. Andrew Walls, III, and a trust established for the benefit of his minor children, provides various printing, fulfillment, and related services to the Corporation.  Total fees paid by the Corporation to MP&B in 2008 were $632,690.  These fees relate to the printing of marketing materials, account statements, and other routine items as well as providing a fulfillment service to the Corporation.  The Corporation has again retained MP&B in 2009 to provide these and other services, for which it expects to pay approximately $650,000.  Management believes that all of the foregoing transactions with MP&B are or will be on terms that are substantially similar to those that would be available if an unrelated third-party were involved.

Review, Approval and Ratification of Related Party Transactions

NASDAQ Rule 4350(h) requires the Corporation to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Corporation’s Audit Committee or another “independent body” of the Board of Directors.  The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Corporation is a participant and the amount involved exceeds $120,000, and in which any Director, Director nominee, or executive officer of the Corporation, any holder of more than 5% of the outstanding voting securities of the Corporation, or any immediate family member of the foregoing persons will have a direct or indirect interest.  The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Corporation.

In addition, federal and state banking laws impose review and approval requirements with respect to loans made by the Bank to its directors and executive officers and their related interests.  The paragraphs that follow contain only a summary of these laws and are qualified in their entirety by the statutory text and the text of any related regulations.

Under the Federal Reserve Board’s Regulation O, the Bank is prohibited from making any loan to any of its directors or executive officers or the directors or executive officers of the Corporation in amounts that exceed (i) the excess of the greater of $25,000 or 5% of the Bank’s capital and unimpaired surplus or (ii) $500,000 (taking into account all loans to the insider and his or her related interests), unless the loan is approved by the Bank’s board of directors (with the interested party abstaining).  Loans to the directors and executive officers of the Corporation’s other subsidiaries are not subject to these approval requirements as long as the Bank’s Bylaws or its board of directors exempts such person from participating in policymaking functions of the lending institution and such person does not in fact participate, the subsidiary does not control the lending institution, and the assets of the subsidiary do not constitute more than 10% of the consolidated assets of the Corporation (determined annually).

Section 5-512 of the Financial Institutions Article of the Maryland Code requires the board of directors of the Bank to review and approve all non-commercial loans to directors of the Bank and their partnerships and corporations, all loans to executive officers of the Bank and their partnerships and corporations, and all non-consumer loans to employees of the Bank and their partnerships and corporations.  In addition, the Bank’s board of directors semi-annually reviews the total indebtedness of each Director and executive officer of the Corporation.

The Corporation and the Bank have adopted written policies and procedures to ensure compliance with the foregoing restrictions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Corporation’s executive officers and Directors, and persons who beneficially own more than 10% of the Corporation’s Common Stock, are required to file certain reports regarding their ownership of Common Stock with the SEC.  Based solely on a review of copies of such reports furnished to the Corporation, or written representations that no reports were required, the Corporation believes that, during the fiscal year ended December 31, 2008, such persons timely filed all reports required to be filed by Section 16(a) except that David J. Beachy filed one late Form 4 (covering the sale of stock).

RATIFICATION OF APPOINTMENT OF BEARD MILLER COMPANY LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

Shareholders are also being asked to ratify the Audit Committee’s appointment of Beard Miller Company LLP to audit the books and accounts of the Corporation for the fiscal year ended December 31, 2009.  Beard Miller Company LLP has served as the Corporation’s independent auditing firm since 2006.  Beard Miller Company LLP has advised the Corporation that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Corporation other than as independent public auditors.  A representative of Beard Miller Company LLP is not expected to be present at this year’s Annual Meeting of Shareholders.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Beard Miller Company LLP as the Corporation’s independent registered public accounting firm for 2009.

AUDIT FEES AND SERVICES

The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by its principal accountant, Bear Miller Company LLP, for fiscal years 2008 and 2007:

	FY 2008	FY 2007
Audit Fees	$259,471	$258,274
Audit-Related Fees	5,800	1,200
Tax Fees	4,139	—
All Other Fees	—	—
Total	$269,410	$259,474

Audit Fees include fees associated with the annual audit, the reviews of the Corporation’s quarterly reports on Form 10-Q, and the attestation of management’s report on internal control over financial reporting.  Audit-Related Fees for 2008 include fees associated with the filing of Form S-3 and other-than-temporary impairment assessment associated with trust preferred securities.  For 2007, Audit-Related Fees include fees paid for services rendered in connection with the transition to successor auditors for the annual audit, reviews of Form 10-Q and the attestation of management’s report on internal control as well as the filing of Form S-8.  Tax Fees relate to tax planning.  The Audit Committee has reviewed summaries of the services provided by Beard Miller Company LLP and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Beard Miller Company LLP.

It is the Audit Committee’s policy to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent auditor’s audit.  All of the 2008 and 2007 services described above were pre-approved by the Audit Committee.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 3)

As stated above, the Recovery Act was signed into law on February 17, 2009.  In addition to a wide variety of programs intended to stimulate the economy, the Recovery Act imposes significant new requirements for and restrictions relating to the compensation arrangements of financial institutions that received government funds through TARP, including institutions like the Corporation that participated in the CPP prior to the enactment of the Recovery Act.  These restrictions apply until a participant repays the financial assistance received through TARP (the “TARP Period”).

One of the new requirements is that any proxy for a meeting of shareholders at which directors are to be elected which is held during the TARP Period permit a non-binding advisory vote on the compensation of the executive officers of the TARP participant, as described in the participant’s proxy statement.  This advisory vote is commonly referred to as a “Say on Pay” proposal.

As a shareholder, you are being provided with the opportunity to endorse or not endorse the Corporation’s executive compensation program and policies through the following resolution:
“Resolved, that the shareholders approve the compensation of the Corporation’s executive officers, as described in the sections of this Proxy Statement entitled “COMPENSATION DISCUSSION AND ANALYSIS” AND “REMUNERATION OF EXECUTIVE OFFICERS”.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors.  The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors and its Compensation Committee believe that the Corporation’s compensation policies and procedures are reasonable in comparison both to the Corporation’s peer group and to the Corporation’s relatively strong performance during 2008.  The Board of Directors and its Compensation Committee also believe that the Corporation’s compensation program strongly aligns with the interests of shareholders in the long-term value of the Corporation as well as the components that drive long-term value.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the Corporation’s executive compensation program and policies.

INCORPORATION BY REFERENCE

Neither the Audit Committee Report nor the Compensation Committee Report contained in this Proxy Statement is deemed filed with the SEC, and neither shall be deemed incorporated by reference into any prior or future filings made by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates such information by reference.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

A shareholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement and voted on by the shareholders at the 2010 Annual Meeting of Shareholders must submit such proposal in writing, including all supporting materials, to the Corporation at its principal office no later than November 27, 2008 (120 days before the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement.  Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2010 Annual Meeting of Shareholders but does not seek inclusion of the proposal in the Corporation’s proxy statement for such meeting, then the Corporation must receive the proposal by February 10, 2010 (45 days before the date of mailing based on this year’s proxy statement date) for it to be considered timely received.  If notice of a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors

ROBERT W. KURTZ
Secretary

Annual Meeting Notice

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2009 Annual Meeting of Shareholders are available on the Internet.  Follow the instructions below to view the materials and vote online or by telephone or to request a copy.  The matters to be voted on and the location of the Annual Meeting are stated on the reverse side.  Your vote is important.

Important Notice Regarding Availability of Proxy Materials for First United Corporation Annual Meeting of Shareholders to be Held on May 14, 2009

1.         This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.         The Proxy Statement, related Proxy Card, and 2008 Annual Report to Shareholders (including First United Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008) are available at:  http://www.stocktrans.com/eproxy/firstunited2009.

3.         If you want to receive a paper or an e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before April 7, 2009 to facilitate timely delivery.

You may vote on-line, by phone, by mail or in person.

If you wish to vote online, you must go to the Internet webpage provided on the Proxy Card, enter your “Proxy Control Number” (which can be found at the bottom right corner of the reverse side of this notice) and follow the online instructions to cast your vote.

If you wish to vote by telephone, you must call the toll-free number listed on the Proxy Card, enter your Proxy Control Number and follow the prompts to cast your vote.

If you wish to vote by mail, print out the Proxy Card available at the Internet website stated above, mark it accordingly, date and sign it, and return it to us at the address indicated on the Proxy Card.

If you wish to vote in person, attend the Annual Meeting and cast your vote.  To help us plan for the Annual Meeting, if you plan to attend in person we ask that you print the Proxy Card available at the Internet website stated above, check the box that you plan to attend, and return it to us at the address indicated on the Proxy Card (your failure to do this, however, will not prevent you from voting in person).

To request a paper copy or an e-mail copy of the proxy materials or directions to the 2009 Annual Meeting, either:

•	Call our toll-free number – (866) 360-7311; or
•	Visit our website at http://www.stocktrans.com/eproxy/firstunited2009; or
•	Send us an e-mail at proxynotice@stocktrans.com.

If you request documents by e-mail, please clearly identify the documents you are requesting, reference “First United Corporation”, provide your name and your Proxy Control Number, and the name and physical address or electronic address (if you are requesting an e-mail copy) to which the documents should be mailed.

First United Corporation – Annual Meeting

The 2009 Annual Meeting of Shareholders will be held at 10:00 a.m., Eastern Standard Time, on May 14, 2009 at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541.

Proposals to be voted on at the meeting are listed below along with the recommendations of the Board of Directors.

1.	Election of Class II Directors:
 01      Robert W. Kurtz      02      Elaine L. McDonald      03      Donald E. Moran      04      Gary R. Ruddell

The Board of Directors recommends that you vote FOR all nominees

2.	Ratification of appointment of Beard Miller Company LLP to serve as the Corporation’s independent registered public accounting firm for fiscal year 2009.

The Board of Directors recommends that you vote FOR ratification.

3.	A non-binding advisory vote on executive compensation.

The Board of Directors recommends that you vote FOR approval of executive compensation.

4.	Such other matters as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE.  To vote your shares, you must vote online, by telephone, by returning a signed and dated Proxy Card to the Corporation, or by attending the meeting in person and casting your vote.

By Order of the Board of Directors,

William B. Grant
Chairman and CEO

Your Proxy Control Number _______________

FORM OF PROXY
FIRST UNITED CORPORATION
P.O. Box 9, Oakland, MD 21550-0009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Helen M. Bittinger and Heather M. Broadwater, and each of them, as Proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote as below all the shares of Common Stock of First United Corporation held of record by the undersigned on February 23, 2009 at the Annual Meeting of Shareholders to be held on May 14, 2009 and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement

THIS PROXY WILL BE VOTED AS SPECIFIED.  IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THE PROXIES NAMED HEREIN INTEND TO VOTE THIS PROXY “FOR ALL NOMINEES” IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Important Notice Regarding the Availability of Proxy Materials For the Shareholder Meeting to be Held on May 14, 2009:

This form of Proxy, the related Proxy Statement, and First United Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K) are available at www.stocktrans.com/eproxy/firstunited2009.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 1.			The Board of Directors recommends a vote “FOR” Proposal 3.

1. Election of the following four (4) Class II Directors to serve until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualify.			3. Approve the Corporation’s executive compensation program and policies (non-binding advisory vote).

Class II (term expires 2012)
	☐	FOR ALL NOMINEES	FOR ☐ AGAINST ☐ ABSTAIN ☐
01 Robert W. Kurtz
02 Elaine L. McDonald	☐	WITHHOLD AUTHORITY
03 Donald E. Moran		FOR ALL NOMINEES
04 Gary R. Ruddell
	☐	FOR ALL EXCEPT (see instruction below)	4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.
INSTRUCTION:  The withholding of a vote will be counted as a vote against a nominee.  To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through that nominee’s name in the list above.

The Board of Directors recommends a vote “FOR” Proposal 2.

2. Ratification of the appointment of Beard Miller Company LLP as the Corporation’s independent registered public accounting firm for 2009.			THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF THE AFORESAID ANNUAL MEETING OF SHAREHOLDERS

FOR ☐ AGAINST ☐ ABSTAIN ☐
Date:  _______________________, 2009

_________________________________
Signature

_________________________________
Signature

NOTE:  Please sign exactly as name appears hereon.  Joint holders should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing.  If a corporation or other entity, please sign in full corporate or entity name by authorized person.

Address Change/Comments:

VOTE BY INTERNET: Log-on to www.votestock.com; Enter your control number printed above; Vote your proxy by checking the appropriate boxes; Click on “Accept Vote”.

VOTE BY TELEPHONE:  After you call the phone number below, you will be asked to enter  your control number printed above. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone.

VOTE BY MAIL:  If you do not wish to vote over the Internet or by telephone, please complete, sign and date the accompanying proxy card and return it in the pre-paid envelope provided.